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                                                                 Exhibit 99.1

PRESS RELEASE                                         MB FINANCIAL, INC.
                                                      801 WEST MADISON STREET
                                                      CHICAGO, ILLINOIS 60607
                                                      (312) 421-7600
                                                      NASDAQ:  MBFI

FOR INFORMATION AT MB FINANCIAL, INC. CONTACT:
MITCHELL FEIGER - PRESIDENT AND CHIEF EXECUTIVE OFFICER
(773)  292-6271
E-MAIL:  MFEIGER@MBFINANCIAL.COM

FOR IMMEDIATE RELEASE

    MB FINANCIAL, INC. ANNOUNCES COMPLETION OF $52 MILLION TRUST PREFERRED
                               SECURITIES OFFERING

CHICAGO, ILLINOIS, AUGUST 16, 2002 - MB FINANCIAL, INC. (NASDAQ: MBFI) (THE "COMPANY"), the holding company for MB Financial Bank, N.A., Union Bank, N.A. and Abrams Centre National Bank announced today the issuance of $52 million of 8.60% Cumulative Trust Preferred Securities (the "Trust Preferred Securities") of MB Financial Capital Trust I with a liquidation value of $25 per security. The securities represent undivided beneficial interests in the trust, which was established by the Company for the purpose of issuing the securities. The Trust Preferred Securities were sold in a publicly underwritten offering and will pay quarterly cumulative cash distributions. The Trust Preferred Securities began trading today on the Nasdaq National Market under the trading symbol "MBFIP."

      MB Financial Capital Trust I used the proceeds from the sale of the Trust Preferred Securities to purchase junior subordinated debentures of the Company. The Company expects to use the net proceeds for general corporate purposes, including investments in its subsidiaries and financing potential acquisitions.

      The lead manager for the transaction was Stifel Nicolaus & Company, Incorporated. Co-managers were Legg Mason Wood Walker, Incorporated, Howe Barnes Investments, Inc. and Sandler O'Neill & Partners, L.P.

      This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state.

FORWARD LOOKING STATEMENTS

      When used in this press release and in filings with the Securities and Exchange Commission, in other press releases or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "believe," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "plans," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to the Company's future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

      Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected cost savings and synergies from the Company's merger and acquisition activities, including its recently completed acquisitions of First Lincolnwood Corporation and LaSalle Systems Leasing, Inc. and LaSalle Equipment Limited Partnership; (2) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs; (3) changes in management's estimate of the adequacy of the allowance for loan losses; (4) changes in management's valuation of the Company's interest only receivables; (5) competitive pressures among depository institutions; (6) interest rate movements and their impact on customer behavior and the Company's net interest margin; (7) the impact of repricing and competitors' pricing initiatives on loan and deposit products; (8) the Company's ability to adapt successfully to technological changes to meet customers' needs and developments in the market place; (9) the Company's ability to realize the residual values of its operating leases; (10) the Company's ability to access cost-effective funding; (11) changes in financial markets; (12) changes in economic conditions in general and in the Chicago metropolitan area in particular; (13) new legislation or regulatory changes; and (14) changes in accounting principles, policies or guidelines.

      The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.